Exhibit 23.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 2004 in Amendment No. 1 to the Registration Statement (Form SB-2) and related Prospectus of GeoGlobal Resources Inc. for the registration of 10,308,334 shares of its common stock.

Calgary, Canada June 8, 2004	Chartered Accountants